As Filed with the Securities and Exchange Commission on January 18, 2001
                           Registration No. 333-36417
              =====================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                   TREEV, Inc.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                            Delaware 7373 54-1590649
             ----------------- ---------------- --------------------
          (State or other (Primary Standard Industrial (I.R.S. Employer jurisdiction of Classification Code Number Identification Number)
                                incorporation or
                                  organization)

       13900 Lincoln Park Drive, Herndon, Virginia 20171 - (703) 478-2260
             ------------------------------------------------------

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Julia A. Bowen
                       Vice President and General Counsel
                                   TREEV, Inc.
                            13900 Lincoln Park Drive
                                Herndon, VA 20171
                                 (703) 478-2260
             ------------------------------------------------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.                             [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box.                                         [ ]

              -----------------------------------------------------
             ------------------------------------------------------


                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 is being filed to remove from registration the remaining unsold shares of common stock of the total 2,500,000 (giving effect to the one for four reverse stock split in December 1998) shares of common stock of TREEV, Inc. (the "Registrant") covered by the Registration Statement on Form S-1/A, No. 333-36417 filed December 4, 1997. Pursuant to Registration Rights Agreement (dated July 28, 1997) between the Registrant and the selling shareholders identified in the prospectus, which is a part of the Registration Statement, the Registrant is no longer obligated to maintain the effectiveness of the Registration Statement. Accordingly, the Registrant hereby files this Post-Effective Amendment to the Registration Statement to remove from registration a total of 166,547 shares (giving effect to the one for four reverse stock split in December 1998), originally registered by the Registration Statement, which remain unsold.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Virginia, on this 18th day of January, 2001.

                                  By: /s/ Thomas A. Wilson
                                  ---------------------
                                  Name:    Thomas A. Wilson
                                  Title:   President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                 Title                              Date

__________*___________
          -
James J. Leto            Chairman of the Board                  January 18, 2001

/s/ Thomas A. Wilson
Thomas A. Wilson        President and Chief Executive Officer   January 18, 2001

/s/ Brian H. Hajost
Brian H. Hajost         Executive Vice President,               January 18, 2001
                        Finance and Corporate Development

__________*___________
          -
Robert P. Bernardi      Director and Secretary                  January 18, 2001

__________*___________
          -
John F. Burton          Director                                January 18, 2001
_________*___________
          -
C. Alan Peyser          Director                                January 18, 2001

/s/ Michael J. Smith
Michael J. Smith        Director                                January 18, 2001

/s/s Edwin A. Adams
Edwin A. Adams          Director                                January 18, 2001


*By : /s/ Julia A. Bowen
        Julia A Bowen, Attorney-in-fact